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                                                                  EXHIBIT 10.5

                                 AMENDED AND RESTATED
                         1995 STOCK PURCHASE AND OPTION PLAN
                                   FOR EMPLOYEES OF
                        RELTEC HOLDINGS, INC. AND SUBSIDIARIES

     RELTEC Holdings, Inc. (the "Company") adopted the 1995 Stock Purchase and Option Plan for Employees of RELTEC Holdings, Inc. and Subsidiaries (the "Plan") effective August 1, 1995. In connection with the Company's offer to acquire all of the outstanding capital stock of Rainford Group plc ("Rainford") pursuant to that certain Recommended Cash Offer dated July 23, 1996 (the "Offer"), the Company is making Roll-over Options (as defined below) available to individuals holding options to purchase shares of Rainford in return for the cancellation of options issued under the Rainford Share Option Schemes (as defined below). The Company also intends to make Grants (as defined below) to certain employees of Rainford upon or shortly after the consummation of the acquisition of Rainford. In order to reflect these transactions and to amend the Plan in certain other respects, the Company, by action of its Board of Directors, has adopted this Amended and Restated 1995 Stock Purchase and Option Plan for Employees of RELTEC Holdings, Inc. and Subsidiaries, effective as of July 18, 1996.

1.   PURPOSE OF PLAN

     The Amended and Restated 1995 Stock Purchase and Option Plan for Employees of RELTEC Holdings, Inc. and Subsidiaries (the "Plan") is designed:

     (a) to promote the long term financial interests and growth of RELTEC Holdings, Inc. (the "Company") and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

     (b) to motivate personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.   DEFINITIONS

     As used in the Plan, the following words shall have the following meanings:

     (a)  "Board of Directors" means the Board of Directors of the Company.

     (b) "Committee" means the Compensation Committee of the Board of Directors.

     (c) "Common Stock" or "Share" means common stock of the Company which may be authorized but unissued, or issued and reacquired.

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     (d)  "Employee" means a person, including an officer, in the regular full-
time employment of the Company or one of its Subsidiaries.

     (e)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (f) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

     (g) "Grant" means an award of Purchase Stock or a Non-Qualified Stock Option made to a Participant pursuant to the Plan and described in Paragraph 5, including any combination of the foregoing.

     (h) "Grant Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

     (i) "Participant" means an Employee, or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, except with respect to Roll-over Options, no non-employee directors of the Company or any of its Subsidiaries may be Participants.

     (j)  "Rainford" means Rainford Group plc.

     (k) "Rainford Options" means the applicable options granted under the Rainford Share Option Schemes.

     (l) "Rainford Share Option Schemes" means the Rainford Group Holdings 1992 Executive Share Option Scheme, the Rainford Group Holdings 1994 Unapproved Executive Share Option Scheme, the Rainford Group plc Executive Share Option Scheme, and the Rainford Group plc Savings-Related Share Option Scheme.

     (m) "Roll-over Options" means the Non-Qualified Stock Options granted to individuals who held options under the Rainford Share Option Schemes and who elected, in connection with the Company's Offer to acquire all of the outstanding capital stock of Rainford, to receive Non-Qualified Stock Options in return for the cancellation of some or all of such Rainford Options.

     (n) "Stock-Based Grants" means the collective reference to the grant of Non-Qualified Stock Options and Purchase Stock.

     (o) "Stock Options" means the "Non-Qualified Stock Options" described in Paragraph 5.

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     (p)  "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.   ADMINISTRATION OF PLAN

     (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under
Section 16(b) of the Exchange Act to the extent that the Company is subject to such rule. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee.
The Committee shall have the power, authority and discretion to administer, construe and interpret the Plan and Grant Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.   ELIGIBILITY

     The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants (other than Roll-over Options) may be made under this Plan to non-employee directors of the Company or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain

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provisions dealing with the treatment of Grants in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Company.

5.   GRANTS

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

     (a)  NON-QUALIFIED STOCK OPTIONS - These are options to purchase
Common Stock which are not "incentive stock options," within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate, which may include the requirement that the grant of Stock Options is predicated on the acquisition of Purchase Stock under Paragraph 5(b) by the Participant. In addition to other restrictions contained in the Plan and Grant Agreement, Stock Options granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date of grant and (ii) except for Roll-over Options, may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

     (b) PURCHASE STOCK - Purchase Stock is Common Stock with restrictions or conditions on the Participant's right to transfer or sell such stock, offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive Stock Options under the Plan; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

6.   LIMITATIONS AND CONDITIONS

     (a) The number of Shares available for Grants under this Plan shall be 5,000,000 shares of the authorized Common Stock as of July 18, 1996. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than one million shares. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

     (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

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     (c)  Nothing contained herein shall affect the right of the Company or any
Subsidiary to terminate any Participant's employment at any time or for any reason.

     (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

     (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Company and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

     (f) Other than as specifically provided by will or by the applicable laws of descent and distribution, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

     (g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

     (h) No election as to benefits or exercise of Stock Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

     (i) Absent express provisions to the contrary, no Grant under this Plan shall be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     (j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.


7.   TRANSFERS AND LEAVES OF ABSENCE

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     For purposes of the Plan, unless the Committee determines otherwise:  (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

8.   ADJUSTMENTS

     In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee may adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants, the financial or other "targets" specified in each Grant Agreement for determining the exercisability of Stock Options, and make such other revisions to outstanding Grants as it deems are equitably required.

9.   MERGER, CONSOLIDATION, EXCHANGE,
     ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

     In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option, the Committee may provide that such Stock Option cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such upon the consummation of such transaction or event, such Stock Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the consummation of such event, such Stock Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option shall remain exercisable after any such event, from and after such event, any such Stock Option shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option could have been exercised immediately prior to such event.

          In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's

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Common Stock, the Committee may in its discretion make an appropriate and equitable adjustment to any Stock Option exercise price to reflect such diminution.


10.  AMENDMENT AND TERMINATION

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. The Board of Directors may amend, suspend or terminate the Plan.

11.  FOREIGN GRANTS AND RIGHTS

     The Committee may make Grants to individuals who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  WITHHOLDING TAXES

     The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option or upon delivery of any Purchase Stock that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.  EFFECTIVE DATE AND TERMINATION DATES

     The Plan shall be effective on and as of August 1, 1995 and the Amended and Restated Plan shall be effective as of July 18, 1996 and shall terminate on August 1, 2005, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

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